Exhibit 99.1

GrowGeneration Announces New Executives

Realignment to leverage the deep talent that exists within GrowGen

DENVER, August 12, 2022 /PRNewswire/ -- GrowGeneration Corp. (NASDAQ: GRWG) (“GrowGen” or the “Company”), the largest chain of specialty hydroponic and organic garden centers with 62 locations across 14 states, announced a series of organizational developments in the areas of accounting and finance and corporate affairs. This realignment is part of our ongoing efforts to better position the Company for future growth and drive long-term shareholder value.

Effective August 12, 2022, Jeff Lasher has resigned as Chief Financial Officer (“CFO”) of the Company and, concurrently, Greg Sanders, previously Vice President and Corporate Controller, has been promoted to the role of Chief Financial Officer.

“Greg has emerged as one of our Company’s brightest leaders through his contributions to the growth and success of GrowGen over the past several years. I am confident in his abilities to excel in the CFO role to deliver strong financial performance over the long term,” said Darren Lampert, Chairman and Chief Executive Officer (“CEO”).

Mr. Lampert continued, “During his nearly five-year tenure at GrowGen, Greg has supported the organization through multiple business cycles and has been deeply involved in the integration of all acquisitions and store openings. His role and responsibilities to date provide him with intimate knowledge of our industry, customers, suppliers, and employees, and he has built close working relationships with our management team, auditors, and other external advisors.”

Separately, Stephen Kozey, previously Vice President of Legal, is being promoted to General Counsel and will oversee all legal and compliance activities for the business, as well as GrowGen’s Human Resource department. He will report to CEO Darren Lampert.

“Stephen has proven to be an outstanding addition to GrowGen since joining the Company last year. He has a sharp legal mind with tremendous experience at preeminent law firms, and he has developed an excellent sense of our people, business, and industry,” said Mr. Lampert.

Regarding these realignments announced today, Mr. Lampert said, “These most recent developments are part of our broader efforts to more fully realize the longer-term opportunities that lie ahead and leverage the deep talent that exists within GrowGen.”

“Furthermore, I want to personally thank Jeff for his leadership of the accounting and finance department at GrowGen over the last year and a half, and we wish him continued success in his future endeavors.”

About Greg Sanders

Mr. Sanders has served as Vice President and Corporate Controller at GrowGen for nearly five years. He came to GrowGen with prior public company experience, having served in various accounting positions for Enterprise Holdings and Arrow Electronics. He also led the Finance and Accounting Department, as well as Administrative and Human Resources functions, for Machol & Johannes LLC. Mr. Sanders holds a B.S. in Accounting from the University of Minnesota.

About Stephen Kozey

Mr. Kozey’ s experience includes mergers and acquisitions, corporate finance, securities, commercial contracts, real estate, employment and corporate governance, among other areas. Prior to joining GrowGen, Mr. Kozey worked at Bryan Cave Leighton Paisner LLP in Denver, Colorado, and Debevoise & Plimpton LLP in New York, New York, where his practice focused on representing private and public companies, founders, management teams and other stakeholders in various types of corporate and commercial transactions. Mr. Kozey holds a J.D. from Georgetown University Law Center and a B.A. from Vassar College.

About GrowGeneration Corp

GrowGen owns and operates specialty retail hydroponic and organic gardening centers. Currently, GrowGen has 62 stores, which include 23 locations in California, 7 locations in Colorado, 7 locations in Michigan, 5 locations in Maine, 6 locations in Oklahoma, 3 locations in Washington, 4 locations in Oregon, 1 location in Arizona, 1 location in Rhode Island,1 location in Florida, 1 location in Nevada, 1 location in Mississippi, 1 location in New Mexico, and 1 location in Massachusetts. GrowGen also operates an online superstore for cultivators at growgeneration.com. GrowGen carries and sells thousands of products, including organic nutrients and soils, advanced lighting technology and state of the art hydroponic equipment to be used indoors and outdoors by commercial and home growers.

Forward Looking Statements

This press release may include predictions, estimates or other information that might be considered forward-looking within the meaning of applicable securities laws. While these forward-looking statements represent current judgments, they are subject to risks and uncertainties that could cause actual results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which reflect opinions only as of the date of this release. Please keep in mind that the company does not have an obligation to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. When used herein, words such as “look forward,” “expect,” “believe,” “continue,” “building,” or variations of such words and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are often discussed in filings made with the United States Securities and Exchange Commission, available at: www.sec.gov, and on the company’s website, at: www.growgeneration.com.

Contacts

Investors:
Clay Crumbliss, CFA

ICR, Inc.
GrowGenIR@icrinc.com